PRESS RELEASE Bill Seymour VP of Investor Relations T + 1 952 556 1844 bill.seymour@entegris.com

Exhibit 99.1

ENTEGRIS REPORTS RESULTS FOR FOURTH QUARTER OF 2022

•Fourth-quarter revenue (as reported) of $946 million, increased 49% from prior year
•Fourth-quarter revenue (proforma), increased 1%
•Full-year 2022 revenue (as reported), increased 43% from prior year
•Full-year 2022 revenue (proforma), increased 13%
•Fourth-quarter GAAP diluted EPS of $0.38
•Fourth-quarter non-GAAP diluted EPS of $0.83

BILLERICA, Mass., February 14, 2023 - Entegris, Inc. (NASDAQ: ENTG), today reported its financial results for the Company’s fourth quarter ended December 31, 2022. Fourth-quarter sales were $946.1 million, an increase of 49% from the same quarter last year. Fourth-quarter GAAP net income was $57.4 million, or $0.38 earnings per diluted share, which included $53.5 million of amortization of intangible assets, $18.6 million of integration costs, $0.3 million of deal and transaction costs, $3.6 million contractual and non-cash integration costs. Non-GAAP net income was $124.5 million for the fourth quarter and non-GAAP earnings per diluted share was $0.83. All the results presented herein (unless noted) are shown on a “as reported” basis and not on a “proforma” basis, and as a result do not include CMC Materials’ results in prior periods. Results in the second half of 2022 include CMC Materials.
Bertrand Loy, Entegris’ president and chief executive officer, said: “Our solid fourth quarter results capped off a strong year for Entegris. Sales (proforma) grew 13 percent in 2022, several points higher than estimated industry growth. This above-market growth was driven in large part by our strong position at the leading-edge technology nodes.”

Mr. Loy added: “2023 is shaping up to be an uncertain year for the semiconductor industry. Given this backdrop, we will take the necessary steps to manage costs, prioritize cash flow and debt paydown, while making the R&D investments that are critical for our future growth. Our differentiated unit-driven model and experienced team will be key as we navigate this near-term environment.”

Mr. Loy added: “Looking further ahead, the positive long-term secular growth drivers of the semiconductor industry are intact. At the same time, as device architectures become more complex, Entegris breadth of capabilities in material sciences and contamination control enable us to offer unique solutions to help our customers improve performance and shorten their time to yield. We believe these trends and our increasingly mission critical solutions will translate into rapidly expanding content per wafer for Entegris.”

Quarterly Financial Results Summary
(in thousands, except percentages and per share data)

GAAP Results	December 31, 2022	December 31, 2021	October 1, 2022
Net sales	$946,070	$635,204	$993,828
Operating income	$143,776	$159,544	$14,889
Operating margin - as a % of net sales	15.2%	25.1%	1.5%
Net income (loss)	$57,427	$118,219	$(73,703)
Diluted earnings (loss) per common share	$0.38	$0.87	$(0.50)
Non-GAAP Results
Non-GAAP adjusted operating income	$219,353	$176,770	$253,207
Non-GAAP adjusted operating margin - as a % of net sales	23.2%	27.8%	25.5%
Non-GAAP net income	$124,451	$131,783	$127,770
Diluted non-GAAP earnings per common share	$0.83	$0.96	$0.85

First-Quarter Outlook
For the first quarter ending April 1, 2023, the Company expects sales of $880 million to $910 million, net income of $8 million to $16 million and diluted earnings per common share between $0.05 and $0.10. On a non-GAAP basis, the Company expects diluted earnings per common share to range from $0.50 to $0.55, reflecting net income on a non-GAAP basis in the range of $75 million to $83 million. The company also expects EBITDA of approximately 25% to 26% of sales, for the first quarter of 2023. First quarter non-GAAP guidance includes an approximately $20 million increase (or $0.11 of non-GAAP EPS) in non-cash equity compensation expense compared to the fourth quarter of 2022, resulting from the alignment of CMC Material’s and Entegris’ equity benefit plans. The increase is the result of changes in award features and the related accounting, not a significant increase in overall equity grants. In addition, a higher expected tax rate in the first quarter of 2023, is expected to result in an approximately $0.05 impact to non-GAAP EPS, compared to the fourth quarter of 2022.

Segment Results
In connection with the completion of the CMC Materials acquisition, the company now operates in four segments (which include the new APS division):
Specialty Chemicals and Engineered Materials (SCEM): SCEM provides advanced materials enabling complex chip designs and improved device electrical performance; including high-performance and high-purity process chemistries, gases and materials and safe and efficient delivery systems to support semiconductor and other advanced manufacturing processes.
Microcontamination Control (MC): MC offers advanced filtration solutions that improve customers’ yield, device reliability and cost; by filtering and purifying critical liquid chemistries and gases used in semiconductor manufacturing processes and other high-technology industries.
Advanced Materials Handling (AMH): AMH develops solutions that improve customers’ yields by protecting critical materials during manufacturing, transportation, and storage; including products that monitor, protect, transport and deliver critical liquid chemistries, wafers, and other substrates for a broad set of applications in the semiconductor, life sciences and other high-technology industries.
Advanced Planarization Solutions (APS): APS develops an end-to-end chemical mechanical planarization (CMP) solution and applications expertise delivered through advanced materials and high purity chemicals; including CMP slurries, pads, formulated cleans and other electronic chemicals used in the semiconductor manufacturing processes.

Fourth-Quarter Results Conference Call Details
Entegris will hold a conference call to discuss its results for the fourth quarter on Tuesday, February 14, 2023, at 10:00 a.m. Eastern Time. Participants should dial 888-204-4368 or +1 323-994-2093, referencing confirmation code 3262739. Participants are asked to dial in 5 to 10 minutes prior to the start of the call. For a replay of the call, please Click Here using passcode 3262739. The on-demand playback will be available after the conclusion of the teleconference. The call can also be accessed live and on-demand from the Investor Relations section of www.entegris.com.

Management’s slide presentation concerning the results for the fourth quarter will be posted on the Investor Relations section of www.entegris.com in the morning before the call.

Entegris, Inc. - page 2 of 15

About Entegris
Entegris is a world-class supplier of advanced materials and process solutions for the semiconductor and other high-tech industries. Entegris has approximately 10,000 employees throughout its global operations and is ISO 9001 certified. It has manufacturing, customer service and/or research facilities in the United States, Canada, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea, and Taiwan. Additional information can be found at www.entegris.com.

Non-GAAP Information
The Company’s condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA, adjusted gross profit, adjusted segment profit, adjusted operating income, non-GAAP net income, non-GAAP adjusted operating margin and diluted non-GAAP earnings per common share, together with related measures thereof, are considered “non-GAAP financial measures” under the rules and regulations of the Securities and Exchange Commission. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company provides supplemental non-GAAP financial measures to better understand and manage its business and believes these measures provide investors and analysts additional and meaningful information for the assessment of the Company’s ongoing results. Management also uses these non-GAAP measures to assist in the evaluation of the performance of its business segments and to make operating decisions. Management believes that the Company’s non-GAAP measures help indicate the Company’s baseline performance before certain gains, losses or other charges that may not be indicative of the Company’s business or future outlook, and that non-GAAP measures offer a more consistent view of business performance. The Company believes the non-GAAP measures aid investors’ overall understanding of the Company’s results by providing a higher degree of transparency for such items and providing a level of disclosure that will help investors generally understand how management plans, measures and evaluates the Company’s business performance. Management believes that the inclusion of non-GAAP measures provides greater consistency in its financial reporting and facilitates investors’ understanding of the Company’s historical operating trends by providing an additional basis for comparisons to prior periods. The reconciliations of GAAP gross profit to adjusted gross profit, GAAP segment profit to adjusted operating income, GAAP net income to adjusted operating income and adjusted EBITDA, GAAP net income and diluted earnings per common share to non-GAAP net income and diluted non-GAAP earnings per common share and GAAP outlook to non-GAAP outlook are included elsewhere in this release.

Cautionary Note on Forward Looking Statements
This news release contains forward looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward looking statements. These forward looking statements may include statements about the ongoing impacts of the COVID-19 pandemic and the conflict in Ukraine on the Company’s operations and markets, including supply chain issues and inflationary pressures related thereto; future period guidance or projections; the Company’s performance relative to its markets, including the drivers of such performance; market and technology trends, including the duration and drivers of any growth trends and the impact of the COVID-19 pandemic on such trends; the development of new products and the success of their introductions; the focus of the Company’s engineering, research and development projects; the Company’s ability to execute on our business strategies, including with respect to Company’s expansion of its manufacturing presence in Taiwan and in Colorado Springs; the Company’s capital allocation strategy, which may be modified at any time for any reason, including share repurchases, dividends, debt repayments and potential acquisitions; the impact of the acquisitions the Company has made and commercial partnerships the Company has established, including the acquisition of CMC Materials, Inc. (“CMC Materials”); the closing of any announced divestitures, including the timing thereof; trends relating to the fluctuation of currency exchange rates; future capital and other expenditures, including estimates thereof; the Company’s expected tax rate; the impact, financial or otherwise, of any organizational changes; the impact of accounting pronouncements; quantitative and qualitative disclosures about market risk; and other matters. These forward looking statements are based on current management expectations and assumptions only as of the date of this Quarterly Report, are not guarantees of future performance and involve substantial risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from the results expressed in, or implied by, these forward looking statements. These risks and uncertainties include, but are not limited to, weakening of global and/or regional economic conditions, generally or specifically in the semiconductor industry, which could decrease the demand for the Company’s products and solutions; the level of, and obligations associated with, the Company’s indebtedness, including the debts incurred in connection with the acquisition of CMC Materials; risks related to the acquisition and integration of CMC Materials, including unanticipated difficulties or expenditures relating thereto; the ability to achieve the anticipated synergies and value-creation contemplated by the acquisition of CMC Materials and the diversion of management time on transaction-related matters; risks related to the COVID-19 pandemic and the conflict in Ukraine on the global economy and financial markets, as well as on
Entegris, Inc. - page 3 of 15

the Company, its customers and suppliers, which may impact its sales, gross margin, customer demand and its ability to supply its products to its customers; raw material shortages, supply and labor constraints and price increases, pricing and inflationary pressures and rising interest rates; operational, political and legal risks of the Company’s international operations; the Company’s dependence on sole source and limited source suppliers; the Company’s ability to meet rapid demand shifts; the Company’s ability to continue technological innovation and introduce new products to meet customers’ rapidly changing requirements; substantial competition; the Company’s concentrated customer base; the Company’s ability to identify, complete and integrate acquisitions, joint ventures, divestitures or other similar transactions; the Company’s ability to consummate pending transactions on a timely basis or at all and the satisfaction of the conditions precedent to consummation of such pending transactions, including the satisfaction of regulatory conditions on the terms expected, at all or in a timely manner; the Company’s ability to effectively implement any organizational changes; the Company’s ability to protect and enforce intellectual property rights; the increasing complexity of certain manufacturing processes; changes in government regulations of the countries in which the Company operates, including the imposition of tariffs, export controls and other trade laws and restrictions and changes to national security and international trade policy, especially as they relate to China; fluctuation of currency exchange rates; fluctuations in the market price of the Company’s stock; and other risk factors and additional information described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on February 4, 2022, and in the Company’s other SEC filings. Except as required under the federal securities laws and the rules and regulations of the SEC, the Company undertakes no obligation to update publicly any forward-looking statements or information contained herein, which speak as of their respective dates.

Entegris, Inc. - page 4 of 15

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended
	December 31, 2022	December 31, 2021	October 1, 2022
Net sales	$946,070	$635,204	$993,828
Cost of sales	541,545	340,114	622,157
Gross profit	404,525	295,090	371,671
Selling, general and administrative expenses	139,246	77,366	226,446
Engineering, research and development expenses	68,041	45,940	64,990
Amortization of intangible assets	53,462	12,240	65,346
Operating income	143,776	159,544	14,889
Interest expense, net	82,013	9,434	82,755
Other (income) expense, net	(3,447)	1,888	12,852
Income (loss) before income tax expense	65,210	148,222	(80,718)
Income tax expense (benefit)	7,783	30,003	(7,015)
Net income (loss)	$57,427	$118,219	$(73,703)

Basic earnings (loss) per common share:	$0.39	$0.87	$(0.50)
Diluted earnings (loss) per common share:	$0.38	$0.87	$(0.50)

Weighted average shares outstanding:
Basic	149,039	135,495	148,570
Diluted	149,909	136,629	148,570

Entegris, Inc. - page 5 of 15

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Twelve months ended
	December 31, 2022	December 31, 2021
Net sales	$3,282,033	$2,298,893
Cost of sales	1,885,620	1,239,229
Gross profit	1,396,413	1,059,664
Selling, general and administrative expenses	543,485	292,408
Engineering, research and development expenses	228,994	167,632
Amortization of intangible assets	143,953	47,856
Operating income	479,981	551,768
Interest expense, net	208,975	40,997
Other expense, net	23,926	31,695
Income before income tax expense	247,080	479,076
Income tax expense	38,160	69,950
Net income	$208,920	$409,126

Basic earnings per common share:	$1.47	$3.02
Diluted earnings per common share:	$1.46	$3.00

Weighted average shares outstanding:
Basic	142,294	135,411
Diluted	143,146	136,574

Entegris, Inc. - page 6 of 15

Entegris, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$563,439	$402,565
Trade accounts and notes receivable, net	535,485	347,413
Inventories, net	812,815	475,213
Deferred tax charges and refundable income taxes	47,618	35,312
Assets held-for-sale	246,531	—
Other current assets	129,297	52,867
Total current assets	2,335,185	1,313,370
Property, plant and equipment, net	1,393,337	654,098
Other assets:
Right-of-use assets	94,940	66,563
Goodwill	4,408,331	793,702
Intangible assets, net	1,841,955	335,113
Deferred tax assets and other noncurrent tax assets	28,867	17,671
Other	36,242	11,379
Total assets	$10,138,857	$3,191,896
LIABILITIES AND EQUITY
Current liabilities
Short-term debt, including current portion of long-term debt	$151,965	—
Accounts payable	172,488	130,734
Accrued liabilities	328,784	199,131
Liabilities held-for-sale	10,637	—
Income tax payable	98,057	49,136
Total current liabilities	761,931	379,001
Long-term debt, excluding current maturities	5,632,928	937,027
Long-term lease liability	80,716	60,101
Other liabilities	445,282	101,986
Shareholders’ equity	3,218,000	1,713,781
Total liabilities and equity	$10,138,857	$3,191,896

Entegris, Inc. - page 7 of 15

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Operating activities:
Net income	$57,427	$118,219	$208,920	$409,126
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	41,882	22,801	135,371	90,311
Amortization	53,462	12,240	143,953	47,856
Share-based compensation expense	9,033	7,760	66,577	29,884
Loss on extinguishment of debt and modification	1,052	—	3,287	23,338
Other	(28,678)	(1,354)	32,542	(3,330)
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts and notes receivable	(25,265)	(33,408)	(59,643)	(86,766)
Inventories	(23,000)	(53,185)	(203,335)	(168,372)
Accounts payable and accrued liabilities	(78,788)	16,000	4,519	53,577
Income taxes payable, refundable income taxes and noncurrent taxes payable	37,388	31,983	21,751	(3,292)
Other	(12,460)	(5,076)	(1,659)	8,122
Net cash provided by operating activities	32,053	115,980	352,283	400,454
Investing activities:
Acquisition of property and equipment	(147,356)	(76,640)	(466,192)	(210,626)
Acquisition of business, net of cash acquired	—	(89,692)	(4,474,925)	(91,942)
Other	(5,716)	34	(4,592)	4,450
Net cash used in investing activities	(153,072)	(166,298)	(4,945,709)	(298,118)
Financing activities:
Proceeds from revolving credit facility, short-term debt and long-term debt	—	50,000	5,416,753	501,000
Payments of revolving credit facility, short-term debt and long-term debt	(70,000)	(50,000)	(486,000)	(651,000)
Payments for debt issuance costs	1	—	(99,488)	(5,069)
Payments for dividends	(14,896)	(10,895)	(57,309)	(43,545)
Issuance of common stock	5,404	6,872	16,168	24,744
Taxes paid related to net share settlement of equity awards	(73)	(722)	(22,820)	(16,090)
Repurchase and retirement of common stock	—	(17,109)	—	(67,109)
Other	(242)	(130)	(1,101)	(19,428)
Net cash (used in) provided by financing activities	(79,806)	(21,984)	4,766,203	(276,497)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	9,597	(885)	(11,903)	(4,167)
(Decrease) increase in cash, cash equivalents and restricted cash	(191,228)	(73,187)	160,874	(178,328)
Cash, cash equivalents and restricted cash at beginning of period	754,667	475,752	402,565	580,893
Cash, cash equivalents and restricted cash at end of period	$563,439	$402,565	$563,439	$402,565

Entegris, Inc. - page 8 of 15

Entegris, Inc. and Subsidiaries
Segment Information
(In thousands)
(Unaudited)

	Three months ended			Twelve months ended
Net sales	December 31, 2022	December 31, 2021	October 1, 2022	December 31, 2022	December 31, 2021
Specialty Chemicals and Engineered Materials	$204,214	$164,963	$224,192	$773,594	$625,670
Microcontamination Control	284,676	258,866	280,550	1,105,996	919,363
Advanced Materials Handling	213,890	197,703	210,405	846,492	704,946
Advanced Planarization Solutions	253,798	23,041	293,854	606,614	85,621
Inter-segment elimination	(10,508)	(9,369)	(15,173)	(50,663)	(36,707)
Total net sales	$946,070	$635,204	$993,828	$3,282,033	$2,298,893

	Three months ended			Twelve months ended
Segment profit	December 31, 2022	December 31, 2021	October 1, 2022	December 31, 2022	December 31, 2021
Specialty Chemicals and Engineered Materials	$14,828	$38,632	$34,228	$122,287	$137,392
Microcontamination Control	107,413	94,203	105,335	411,475	321,300
Advanced Materials Handling	48,045	45,304	42,077	183,738	159,995
Advanced Planarization Solutions	56,661	8,583	18,903	96,902	30,415
Total segment profit	226,947	186,722	200,543	814,402	649,102
Amortization of intangibles	53,462	12,240	65,346	143,953	47,856
Unallocated expenses	29,709	14,938	120,308	190,468	49,478
Total operating income	$143,776	$159,544	$14,889	$479,981	$551,768

Entegris, Inc. - page 9 of 15

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(In thousands)
(Unaudited)

	Three months ended			Twelve months ended
	December 31, 2022	December 31, 2021	October 1, 2022	December 31, 2022	December 31, 2021
Net Sales	$946,070	$635,204	$993,828	$3,282,033	$2,298,893
Gross profit-GAAP	$404,525	$295,090	$371,671	$1,396,413	$1,059,664
Adjustments to gross profit:
Charge for fair value mark-up of acquired inventory sold	—	428	61,932	61,932	428
Adjusted gross profit	$404,525	$295,518	$433,603	$1,458,345	$1,060,092

Gross margin - as a % of net sales	42.8%	46.5%	37.4%	42.5%	46.1%
Adjusted gross margin - as a % of net sales	42.8%	46.5%	43.6%	44.4%	46.1%

Entegris, Inc. - page 10 of 15

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Segment Profit to Adjusted Operating Income
(In thousands)
(Unaudited)

	Three months ended			Twelve months ended
Adjusted segment profit	December 31, 2022	December 31, 2021	October 1, 2022	December 31, 2022	December 31, 2021
SCEM segment profit	$14,828	$38,632	$34,228	$122,287	$137,392
Severance and restructuring costs	—	—	—	—	167
Charge for fair value write-up of acquired inventory sold	—	428	5,104	5,104	428
SCEM adjusted segment profit	$14,828	$39,060	$39,332	$127,391	$137,987

MC segment profit	$107,413	$94,203	$105,335	$411,475	$321,300
Severance and restructuring costs	—	—	—	—	181
MC adjusted segment profit	$107,413	$94,203	$105,335	$411,475	$321,481

AMH segment profit	$48,045	$45,304	$42,077	$183,738	$159,995
Severance and restructuring costs	—	—	—	—	127
AMH adjusted segment profit	$48,045	$45,304	$42,077	$183,738	$160,122

APS segment profit	$56,661	$8,583	$18,903	$96,902	30,415
APS Charge for fair value write-up of acquired inventory sold	—	—	56,828	56,828	—
APS Gain on sale	(254)	—	—	(254)	—
APS adjusted segment profit	$56,407	$8,583	$75,731	$153,476	$30,415

Unallocated general and administrative expenses	$29,709	$14,938	$120,308	$190,468	$49,478
Unallocated deal and integration costs	(22,369)	(4,558)	(111,040)	(152,238)	(8,524)
Unallocated severance and restructuring costs	—	—	—	—	(54)
Adjusted unallocated general and administrative expenses	$7,340	$10,380	$9,268	$38,230	$40,900

Total adjusted segment profit	$226,693	$187,150	$262,475	$876,080	$650,005
Adjusted unallocated general and administrative expenses	(7,340)	(10,380)	(9,268)	(38,230)	(40,900)
Total adjusted operating income	$219,353	$176,770	$253,207	$837,850	$609,105
Entegris, Inc. - page 11 of 15

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Operating Income and Adjusted EBITDA
(In thousands)
(Unaudited)

	Three months ended			Twelve months ended
	December 31, 2022	December 31, 2021	October 1, 2022	December 31, 2022	December 31, 2021
Net sales	$946,070	$635,204	$993,828	$3,282,033	$2,298,893
Net income (loss)	$57,427	$118,219	$(73,703)	$208,920	$409,126
Net income (loss) - as a % of net sales	6.1%	18.6%	(7.4%)	6.4%	17.8%
Adjustments to net income (loss):
Income tax expense (benefit)	7,783	30,003	(7,015)	38,160	69,950
Interest expense, net	82,013	9,434	82,755	208,975	40,997
Other expense, net	(3,447)	1,888	12,852	23,926	31,695
GAAP - Operating income	143,776	159,544	14,889	479,981	551,768
Operating margin - as a % of net sales	15.2%	25.1%	1.5%	14.6%	24.0%
Charge for fair value write-up of acquired inventory sold	—	428	61,932	61,932	428
Deal and transaction costs	258	4,744	31,867	39,543	4,744
Integration costs	18,558	(186)	20,762	50,731	3,780
Contractual and non-cash integration costs	3,553	—	58,411	61,964	—
Severance and restructuring costs	—	—	—	—	529
Gain on sale of subsidiary	(254)	—		(254)	—
Amortization of intangible assets	53,462	12,240	65,346	143,953	47,856
Adjusted operating income	219,353	176,770	253,207	837,850	609,105
Adjusted operating margin - as a % of net sales	23.2%	27.8%	25.5%	25.5%	26.5%
Depreciation	41,882	22,801	45,203	135,371	90,311
Adjusted EBITDA	$261,235	$199,571	$298,410	$973,221	$699,416
Adjusted EBITDA - as a % of net sales	27.6%	31.4%	30.0%	29.7%	30.4%

Entegris, Inc. - page 12 of 15

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income and Diluted Earnings per Common Share to Non-GAAP Net Income and Diluted Non-GAAP Earnings per Common Share
(In thousands, except per share data)
(Unaudited)

	Three months ended			Twelve months ended
	December 31, 2022	December 31, 2021	October 1, 2022	December 31, 2022	December 31, 2021
GAAP net income (loss)	$57,427	$118,219	(73,703)	$208,920	$409,126
Adjustments to net income:
Charge for fair value write-up of inventory acquired	—	428	61,932	61,932	428
Deal and transaction costs	258	4,744	31,867	39,543	4,744
Integration costs	18,558	(186)	20,762	50,731	3,780
Contractual and non-cash integration costs	3,553	—	58,411	61,964	—
Severance and restructuring costs	—	—	—	—	529
Loss on extinguishment of debt and modification	1,052	—	2,235	3,287	23,338
Gain on Sale	(254)	—	—	(254)	—
Interest expense, net	—	—	2,397	29,822	—
Amortization of intangible assets	53,462	12,240	65,346	143,953	47,856
Tax effect of adjustments to net income and discrete items[1]	(9,605)	(3,662)	(41,477)	(65,728)	(20,411)
Non-GAAP net income	$124,451	$131,783	$127,770	$534,170	$469,390

Diluted earnings (loss) per common share	$0.38	$0.87	$(0.50)	$1.46	$3.00
Effect of adjustments to net income (loss)	$0.45	$0.10	$1.35	$2.27	$0.44
Diluted non-GAAP earnings per common share	$0.83	$0.96	$0.85	$3.73	$3.44

Diluted weighted averages shares outstanding	149,909	136,629	148,570	143,146	136,574
Effect of adjustment to diluted weighted average shares outstanding	—	—	1,099	—	—
Diluted non-GAAP weighted average shares outstanding	149,909	136,629	149,669	143,146	136,574
1The tax effect of pre-tax adjustments to net income was calculated using the applicable marginal tax rate during the respective years.
Entegris, Inc. - page 13 of 15

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Outlook to Non-GAAP Outlook
(In millions, except per share data)
(Unaudited)

First -Quarter Outlook
Reconciliation GAAP Operating Margin to non-GAAP Operating Margin and Adjusted EBITDA Margin	April 1, 2023
Net sales	$880 - $910
GAAP - Operating income	$89 - $106
Operating margin - as a % of net sales	10% - 12%
Deal, transaction and integration costs	20
Amortization of intangible assets	65
Adjusted operating income	$174 - 191
Adjusted operating margin - as a % of net sales	20% - 21%
Depreciation	40
Adjusted EBITDA	$214 - $231
Adjusted EBITDA - as a % of net sales	25% - 26%

First -Quarter Outlook
Reconciliation GAAP net income to non-GAAP net income	April 1, 2023
GAAP net income	$8 - $16
Adjustments to net income:
Deal, transaction and integration costs	20
Amortization of intangible assets	65
Income tax effect	(18)
Non-GAAP net income	$75 - $83

First -Quarter Outlook
Reconciliation GAAP diluted earnings per share to non-GAAP diluted earnings per share	April 1, 2023
Diluted earnings per common share	$0.05 - $0.10
Adjustments to diluted earnings per common share:
Deal, transaction and integration costs	0.14
Amortization of intangible assets	0.43
Income tax effect	(0.12)
Diluted non-GAAP earnings per common share	$0.50 - $0.55

Entegris, Inc. - page 14 of 15

Entegris, Inc. and Subsidiaries
Reconciliation of Proforma GAAP Net Sales to Proforma Non-GAAP Net Sales
(In thousands)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021	4Q22 over 4Q21	YTD 4Q22 over 4Q21
Proforma GAAP Net Sales	$946,070	$950,228	$3,920,850	$3,518,893	(0.4)%	11.4%
Less: Wood treatment	—	14,958	11,107	70,823
Proforma Net Sales - Non GAAP	$946,070	$935,270	$3,909,743	$3,448,070	1.2%	13.4%

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Entegris, Inc. - page 15 of 15